Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296395

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 1, 2026)

Up to $40,000,000,000

Alphabet Inc.

Class A Common Stock

Class C Capital Stock

We have entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (together with any further managers that accede thereto from time to time, each, a “manager” and collectively, the “managers”), relating to shares of our Class A Common Stock, $0.001 par value (“Class A Common Stock”), and our Class C Capital Stock, $0.001 par value (“Class C Capital Stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our Class A Common Stock and Class C Capital Stock (collectively, the “Shares”) having an aggregate offering price of up to $40,000,000,000 from time to time through or to the managers, acting as our agents or principals (the “ATM Program”). Our Class A Common Stock and Class C Capital Stock are listed on The Nasdaq Global Select Market under the symbols “GOOGL” and “GOOG,” respectively. On May 29, 2026, the closing sale price of our Class A Common Stock was $380.34 and the closing sale price of our Class C Capital Stock was $376.43.

We have three classes of authorized stock: Class A Common Stock, Class B Common Stock and Class C Capital Stock. The rights of the holders of each class of our common and capital stock are identical, except with respect to voting. Each share of Class A Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to 10 votes per share. Class C Capital Stock has no voting rights, except as required by applicable law. Shares of Class B Common Stock may be converted at any time at the option of the stockholder and automatically convert upon sale or transfer to Class A Common Stock.

Sales, if any, of Shares under the Equity Distribution Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), or through a combination of any such methods of sale. The managers may also sell our Shares by any other method permitted by law. The Shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We will designate the maximum amount of Shares of each class to be sold through the managers on a daily basis or otherwise as we and the managers agree, the minimum price per Share at which such Shares may be sold and other sales parameters as we deem appropriate. Subject to the terms and conditions of the Equity Distribution Agreement, the managers will use their reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell on our behalf all of the designated Shares up to the amount specified by us. The obligations of the managers under the Equity Distribution Agreement to sell our Shares are subject to a number of conditions that we must meet. We may instruct the managers not to sell any Shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or any of the managers may suspend the offering of our Shares by notifying the other party.

We will pay the managers a commission of up to 0.5% of the gross sales price per Share sold through the managers under the Equity Distribution Agreement. We have also agreed to reimburse the managers for certain of their out-of-pocket expenses. Settlement of any sales of Shares will occur on the first trading day following the date on which such sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the managers may agree. In connection with the sale of the Shares on our behalf, each of the managers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each of the managers may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the managers against certain liabilities, including civil liabilities under the Securities Act. See “Plan of Distribution.”

We intend to use the net proceeds from sales of Shares under this ATM Program primarily to facilitate an administrative change in how we manage the tax obligations associated with vesting of employee equity awards and to use any additional proceeds for general corporate purposes.

See “Risk Factors” beginning on page S-5 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 for a discussion of certain risks that should be considered in connection with an investment in our Class A Common Stock or Class C Capital Stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of our Class A Common Stock or Class C Capital Stock or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

The date of this prospectus supplement is June 1, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or authorize. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the Class A Common Stock or Class C Capital Stock offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us and/or on our behalf by the managers do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. See the “Plan of Distribution” section beginning on page S-13 of this prospectus supplement.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A Common Stock and Class C Capital Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus dated June 1, 2026, which is part of our Registration Statement on Form S-3, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of Class A Common Stock and Class C Capital Stock. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement, before deciding whether to invest in the Class A Common Stock or Class C Capital Stock offered by this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the Class A Common Stock or Class C Capital Stock offered by this prospectus supplement. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, is accurate as of any date other than their respective dates. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby. Neither the delivery of this prospectus supplement, the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

References in this prospectus supplement to “Alphabet,” the “Company,” “we,” “us” and “our” refer to Alphabet Inc. and its consolidated subsidiaries, unless otherwise stated or the context so requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is available on the SEC’s website and is also available free of charge at our website at www.abc.xyz/investor. The information on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus and any internet addresses provided in this prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Alphabet Inc. and

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our Class A Common Stock and Class C Capital Stock, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, is available on the SEC’s website at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 5, 2026 (the “2025 Annual Report”);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on April 30, 2026 (the “Q1 2026 Quarterly Report”);

•	Portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 24, 2026 that are specifically incorporated by reference into Part III of the Company’s 2025 Annual Report; and

•	Our Current Reports on Form 8-K, filed with the SEC on February 13, 2026, March 6, 2026, April 2, 2026, April 10, 2026, May 11, 2026 and May 21, 2026.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

When we use the term “prospectus supplement” in this prospectus supplement and the accompanying prospectus, we are referring to this prospectus supplement as updated and supplemented by all information incorporated by reference herein from any Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K and any other documents incorporated by reference in this prospectus supplement as described above.

You may request a free copy of the above filings by writing, telephoning or e-mailing our Investor Relations department at the following address:

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

Email: investor-relations@abc.xyz

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as, but are not limited to, “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result” and similar expressions. These include, among other things, expectations regarding the growth of our business and revenues, including factors that may impact such growth, and fluctuations in our revenues and margins; statements relating to plans, expectations and trends about our core business metrics, costs and expenses, capital expenditures, sources of funding, products and services, strategic business transactions and other aspects of our business operations and strategies; statements regarding the global macroeconomic and regulatory environment; as well as other statements regarding our future operations, financial condition and prospects, and actual or potential risk and liability exposures. Forward-looking statements include statements regarding the matters identified under “Forward-Looking Statements” in the accompanying prospectus, our ability to enter into any sales under the ATM Program on the anticipated timeline or at all and the anticipated use of the net proceeds therefrom. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, including in the sections captioned “Risk Factors,” in our 2025 Annual Report and Q1 2026 Quarterly Report, and in particular, the risks discussed in the sections captioned “Note About Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in our other filings we make with the SEC. See “Where You Can Find More Information.”

“Alphabet,” “Google” and other trademarks of ours appearing in this prospectus supplement are our property. This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” included in our 2025 Annual Report, Q1 2026 Quarterly Report and the other documents that we subsequently file with the SEC.

Alphabet Inc.

Alphabet is a collection of businesses — the largest of which is Google. We report Google in two segments, Google Services and Google Cloud, and all non-Google businesses collectively as Other Bets. Supporting these businesses, we have centralized certain AI-related research and development focused on advanced research in AI and developing the frontier models that serve our businesses, which is reported in Alphabet-level activities. Alphabet’s structure is about helping each of our businesses prosper through strong leaders and independence.

At Google, our product innovations are what make our services widely used, and our brand one of the most recognized in the world. Google Services’ core products and platforms include ads, Android, Chrome, devices, Gmail, Google Drive, Google Gemini, Google Maps, Google Photos, Google Play, Search, and YouTube, with broad and growing adoption by users around the world. We have built world-class advertising technologies for advertisers, agencies and publishers to power their digital marketing businesses. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.

Google Cloud generates revenues primarily from consumption-based fees and subscriptions for infrastructure, platform, applications, and other cloud services.

Across Alphabet, we are using technology to try and solve big problems that affect a wide variety of industries, including transportation and health technology. Alphabet’s investment in the portfolio of Other Bets includes businesses that are at various stages of development, ranging from those in the R&D phase to those that are scaling commercialization. Our goal is for them to become thriving, successful businesses. Revenues from Other Bets are generated primarily from autonomous transportation services and internet services.

Google was incorporated in California in September 1998 and re-incorporated in the State of Delaware in August 2003. In 2015, we implemented a holding company reorganization, and as a result, Alphabet became the successor registrant to our wholly-owned subsidiary, Google. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. Our Class A Common Stock and Class C Capital Stock are listed on The Nasdaq Global Select Market under the symbols “GOOGL” and “GOOG,” respectively. We maintain a number of websites, including www.abc.xyz. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus and any internet addresses provided in this prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

THE OFFERING

The following summary contains basic information about our Class A Common Stock, our Class C Capital Stock and this offering. It does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Alphabet Inc. and not to its subsidiaries.

Issuer	Alphabet Inc.

Class A Common Stock and Class C Capital Stock Offered	Shares of Class A Common Stock and Class C Capital Stock having an aggregate offering price of up to $40,000,000,000.

Manner of Offering	Sales, if any, may be made from time to time through Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as described under “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering, if any, primarily to facilitate an administrative change in how we manage the tax obligations associated with vesting of employee equity awards and to use any additional proceeds for general corporate purposes. See “Use of Proceeds.”

Exchange Listing	Our Class A Common Stock is listed on The Nasdaq Global Select Market under the symbol “GOOGL.”

Our Class C Capital Stock is listed on The Nasdaq Global Select Market under the symbol “GOOG.”

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in our 2025 Annual Report and our Q1 2026 Quarterly Report, as well as the other information contained or incorporated herein by reference, before deciding whether to invest in the Class A Common Stock or Class C Capital Stock offered hereby.

Dividend Policy	Dividend payments to stockholders of Class A Common Stock, Class B Common Stock and Class C Capital Stock were $1.2 billion, $176 million and $1.1 billion, respectively, for the quarter ended March 31, 2026 and $4.8 billion, $703 million and $4.5 billion, respectively, for the year ended December 31, 2025. The Company intends to pay quarterly cash dividends in the future, subject to review and approval by the Company’s board of directors in its sole discretion. We regularly evaluate our cash and capital structure, including the size, pace and form of capital return to stockholders.

Concentration of Our Stock Ownership

Our Class B Common Stock has 10 votes per share, our Class A Common Stock has one vote per share and our Class C Capital Stock has no voting rights. As of April 6, 2026, Larry Page and Sergey Brin beneficially owned approximately 89.4% of our outstanding Class B

Common Stock, which represented approximately 52.7% of the voting power of our outstanding common stock. Through their stock ownership, Larry and Sergey have significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets, for the foreseeable future. See “Risk Factors—The concentration of our stock ownership limits our stockholders’ ability to influence corporate matters.”

RISK FACTORS

An investment in our Class A Common Stock or Class C Capital Stock involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our 2025 Annual Report and Q1 2026 Quarterly Report, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of our Class A Common Stock or Class C Capital Stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the foregoing risks relating to us, the following are additional risks relating to this offering and an investment in our Class A Common Stock or Class C Capital Stock.

Our Class A Common Stock and Class C Capital Stock have experienced, and may continue to experience, price volatility, which could result in substantial losses for investors in our Class A Common Stock and Class C Capital Stock.

Our Class A Common Stock and Class C Capital Stock have at times experienced substantial price volatility as a result of many factors, including the general volatility of stock market prices and volumes, changes in securities analysts’ estimates of our financial performance, changes in our credit ratings, variations between our actual and anticipated financial results or uncertainty about current global economic conditions. For these reasons, among others, the prices of our Class A Common Stock and Class C Capital Stock may continue to fluctuate. In addition, if the stock market in general experiences a loss of investor confidence, the trading prices of our Class A Common Stock and Class C Capital Stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock prices to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and be a distraction to management.

We have broad discretion in the use of the net proceeds from this offering, if any.

Under the ATM Program, we may offer and sell from time to time shares of our Class A Common Stock and shares of our Class C Capital Stock, collectively having an aggregate offering price of up to $40,000,000,000. Our management will have considerable discretion in the application of net proceeds from sales under the ATM Program, if any, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.

The ATM Program and future sales or other dilution of our Class A Common Stock or Class C Capital Stock could dilute our existing shareholders or otherwise depress the market prices of our Class A Common Stock and Class C Capital Stock.

In the future, we may sell additional shares of our Class A Common Stock or Class C Capital Stock to raise capital or acquire interests in other companies by using a combination of cash, our Class A Common Stock and/or our Class C Capital Stock or just our Class A Common Stock and/or our Class C Capital Stock. In addition, a substantial number of shares of our Class C Capital Stock is subject to outstanding restricted stock unit awards or performance stock unit awards and reserved for issuance under our equity incentive plans and such shares will be issued upon the vesting, settlement and, to the extent applicable, exercise, of equity incentive awards. A substantial number of shares of our Class A Common Stock will also be reserved for issuance upon conversion of our Series A Mandatory Convertible Preferred Stock, par value $0.001 per share, with an initial liquidation preference of $1,000 per share, convertible into a variable number of shares of our Class A Common Stock (the “Series A Preferred Stock”), if issued, a substantial number of shares of our Class C Capital Stock will be reserved for issuance upon conversion of our Series B Mandatory Convertible Preferred Stock, par value $0.001 per share, with an initial liquidation preference of $1,000 per share, convertible into a variable number of shares of our Class C Capital Stock (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Mandatory Convertible Preferred Stock”), if issued, and we may also issue a substantial number of shares of our Class A Common Stock and Class C Capital Stock to pay dividends on the Mandatory Convertible Preferred Stock.

Future sales of our Class A Common Stock and Class C Capital Stock in the public market, or the perception that such sales could occur, or the conversion of our Mandatory Convertible Preferred Stock, if issued, or the payment of dividends on our Mandatory Convertible Preferred Stock in the form of our Class A Common Stock or Class C Capital Stock, or the perception that such conversions or dividends could occur, could negatively impact the market prices of our Class A Common Stock and Class C Capital Stock. Future sales or issuances of our Class A Common Stock, Class C Capital Stock or other equity-related securities could be dilutive to holders of our Class A Common Stock or Class C Capital Stock, including purchasers of our Class A Common Stock or Class C Capital Stock in this offering and holders of any shares of Class A Common Stock or Class C Capital Stock issued on conversion of, or as payment of dividends on, our Mandatory Convertible Preferred Stock, and could adversely affect their voting and other rights and economic interests, and could have a similar impact with respect to our Mandatory Convertible Preferred Stock.

If we issue additional shares of Class A Common Stock or Class C Capital Stock, the prices of our Class A Common Stock and Class C Capital Stock may decline. We cannot predict the size of future issuances of our Class A Common Stock, Class C Capital Stock or other securities or the effect that any future sales and issuances of our Class A Common Stock, Class C Capital Stock and other securities would have on the market prices of our Class A Common Stock and Class C Capital Stock.

In addition, the existence of the Mandatory Convertible Preferred Stock may encourage short selling by market participants because the conversion of the Mandatory Convertible Preferred Stock could be used to satisfy short positions. In addition, the sale or the availability for sale of a large number of shares of Class A Common Stock or Class C Capital Stock in the public market could cause the market prices of our Class A Common Stock and Class C Capital Stock to decline. Accordingly, the anticipated conversion of the Mandatory Convertible Preferred Stock into shares of Class A Common Stock or Class C Capital Stock could depress the prices of our Class A Common Stock and Class C Capital Stock.

Our Class A Common Stock and Class C Capital Stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding-up.

Our Class A Common Stock and Class C Capital Stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. This means that, unless accumulated dividends have been paid or set aside for payment on all of our outstanding Mandatory Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our Class A Common Stock or Class C Capital Stock and we may not repurchase our Class A Common Stock or Class C Capital Stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our Class A Common Stock or Class C Capital Stock until we have paid to holders of our Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share plus accumulated and unpaid dividends.

We will be subject to counterparty risk with respect to the capped call transactions.

In connection with the pricing of each of our offerings of depositary shares representing the Mandatory Convertible Preferred Stock, we expect to enter into privately negotiated capped call transactions with one or more option counterparties comprising one or more of the underwriters of such offerings and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The option counterparties will be, or will be affiliates of, financial institutions, and we will be subject to the risk that any or all of them might default under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral.

Past global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the capped call transaction(s) with such option counterparty. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our Class A Common Stock and Class C Capital Stock. In addition, upon a default by an option counterparty, we may suffer more dilution than we currently anticipate with respect to our Class A Common Stock and Class C Capital Stock. We can provide no assurance as to the financial stability or viability of the option counterparties.

The shares of Class A Common Stock and Class C Capital Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our Class A Common Stock or Class C Capital Stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of Class A Common Stock and Class C Capital Stock we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the managers at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by the managers after delivering a sales notice will fluctuate based on the market price of the shares of Class A Common Stock and Class C Capital Stock during the sales period and limits we set with the managers. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock and Class C Capital Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

We cannot guarantee that we will make repurchases under any share repurchase program, or that any dividend program will be continuously active or fully consummated or that any such activities will enhance long-term stockholder value, and share repurchases or dividends could increase the volatility of our stock prices and could diminish our cash reserves.

We have historically engaged in share repurchases of our Class A Common Stock and Class C Capital Stock from time to time in accordance with authorizations from the board of directors of Alphabet. Our repurchase program does not have an expiration date and does not obligate Alphabet to repurchase any specific dollar amount or to acquire any specific number of shares and we retain discretion as to whether and when to utilize this program. Although we have an authorized share repurchase program, there can be no assurances that we will make repurchases in the near term or at all. Furthermore, if we are utilizing the repurchase program at the time of any future offerings of our equity securities, including offerings of our Class A Common Stock or Class C Capital Stock under our ATM Program, we may be required to suspend share repurchases, which could further exacerbate any decrease in the trading prices of our stock. Our cash dividend program pays regular cash dividends to holders of our Class A Common Stock, Class B Common Stock and Class C Capital Stock. Any and all future cash dividends are subject to declaration by our board of directors in its sole discretion, and in accordance with the requirements of any applicable laws, rules and regulations, including the Delaware General

Corporation Law (the “DGCL”). Our cash dividend program does not require, and our board of directors may decide not to declare, a cash dividend each quarter, and does not obligate our board of directors to declare a dividend at any specific dollar amount per share. Any such decision by our board of directors may depend on a variety of factors that it may deem relevant, including but not limited to our earnings, liquidity, financial condition, other capital deployment opportunities, level of indebtedness and general market conditions. Our share repurchases and dividends could affect our share trading prices, increase their volatility, reduce our cash reserves and may be suspended or terminated at any time, which may result in a decrease in the trading prices of our stock.

The concentration of our stock ownership limits our stockholders’ ability to influence corporate matters.

Our Class B Common Stock has 10 votes per share, our Class A Common Stock has one vote per share and our Class C Capital Stock has no voting rights. As of April 6, 2026, Larry Page and Sergey Brin beneficially owned approximately 89.4% of our outstanding Class B Common Stock, which represented approximately 52.7% of the voting power of our outstanding common stock. Through their stock ownership, Larry and Sergey have significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets, for the foreseeable future. In addition, because our Class C Capital Stock carries no voting rights (except as required by applicable law), the issuance of the Class C Capital Stock, including in future stock-based acquisition transactions and to fund employee equity incentive programs, could continue Larry and Sergey’s current relative voting power and their ability to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders. In addition, although each share of Class A Common Stock is entitled to one vote per share, the issuance of additional shares of Class A Common Stock in this offering, if any, or any other offerings, or upon conversion of, or as payment of dividends on, any convertible securities, will not materially affect Larry and Sergey’s relative voting power given the significant voting power of their Class B Common Stock holdings. The share repurchases made pursuant to our repurchase program may also affect Larry and Sergey’s relative voting power. This concentrated control limits or severely restricts other stockholders’ ability to influence corporate matters and we may take actions that some of our stockholders do not view as beneficial, which could reduce the market prices of our Class A Common Stock and our Class C Capital Stock.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions in Alphabet’s certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	Our board of directors has the right to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director.

•	Our stockholders may not act by written consent, which makes it difficult to take certain actions without holding a stockholders’ meeting.

•	Our certificate of incorporation prohibits cumulative voting in the election of directors. This limits the ability of minority stockholders to elect director candidates.

•

Stockholders must provide advance notice to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

Our board of directors may issue, without stockholder approval, shares of undesignated preferred stock, which makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

As a Delaware corporation, we are also subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its outstanding voting stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on Delaware law to prevent or delay an acquisition of us.

USE OF PROCEEDS

Under the ATM Program, we may offer and sell from time to time shares of our Class A Common Stock and shares of our Class C Capital Stock, collectively having an aggregate offering price of up to $40,000,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds, if any, from this offering primarily to facilitate an administrative change in how we manage the tax obligations associated with employee equity compensation awards and to use any additional proceeds for general corporate purposes.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK AND CLASS C CAPITAL STOCK

The following discussion describes material U.S. federal income and estate tax considerations that are likely to be relevant to a Non-U.S. Holder (defined below) relating to the ownership and disposition of the Shares. This discussion deals only with the Shares held as capital assets by investors who purchased the Shares in this offering. This discussion does not cover all aspects of U.S. federal taxation that may be relevant to the ownership or disposition of the Shares by prospective investors in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including banks, insurance companies or other financial institutions, dealers in securities and traders that use a mark-to-market method of tax accounting, persons that will hold (directly or constructively) more than 5% of our Class A Common Stock or Class C Capital Stock, certain former citizens or residents of the United States, a person that is a “controlled foreign corporation,” a person that is a “passive foreign investment company,” persons holding Shares as part of a straddle, conversion or other integrated financial transaction, nonresident alien individuals present in the United States for more than 182 days in a taxable year, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein) or that are otherwise subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”). This section does not address any other U.S. federal tax considerations (such as gift taxes, minimum taxes or the Medicare tax on net investment income) or any state, local or non-U.S. tax considerations. You should consult your own tax advisors about the tax consequences of the ownership and disposition of Shares in light of your own particular circumstances, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of any changes in applicable tax laws.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Shares that is an individual citizen or resident of the United States, a domestic corporation, or otherwise subject to U.S. federal income tax on a net basis with respect to income from Shares. A “Non-U.S. Holder” means any beneficial owner of Shares that is not a U.S. Holder and not a partnership for U.S. federal income tax purposes.

This discussion is based on the tax laws of the United States, including the Code, existing and proposed regulations and administrative and judicial interpretations, all as currently in effect. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax or estate tax consequences different from those discussed below.

Dividends. A distribution of cash or property with respect to a Share generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the Non-U.S. Holder’s investment, up to the Non-U.S. Holder’s tax basis in the Share and thereafter as a capital gain subject to the tax treatment described below in “ —Sale, Exchange or Other Taxable Disposition of Shares.”

Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty.

Even if a Non-U.S. Holder is eligible for a lower treaty rate, a withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder has furnished a valid Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, or other documentary evidence establishing the Non-U.S. Holder’s entitlement to the lower treaty rate with respect to such dividend payments, and the withholding agent does not have actual knowledge or reason to know to the contrary.

In addition, under tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a Non-U.S. Holder will generally be subject to a 30% U.S. withholding tax on dividends in respect of Shares if the Non-U.S. Holder is not FATCA compliant, or holds its Shares through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a Non-U.S. Holder must provide certain documentation (usually an

IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status and, if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of a particular intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. Documentation that Non-U.S. Holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a Non-U.S. Holder’s identity, its FATCA status and, if applicable, its direct and indirect U.S. owners.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, the Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Investors should consult their own tax advisors about how these information reporting and withholding tax rules may apply to their investment in Shares.

Sale, Exchange or Other Taxable Disposition of Shares. Non-U.S. Holders generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of Shares.

U.S. Federal Estate Tax. Shares held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in the Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding. Dividends and proceeds from the sale or other disposition of Shares are potentially subject to backup withholding tax. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are exempt from backup withholding. Generally, the amount of dividends on Shares paid to a Non-U.S. Holder and the amount of any tax withheld from such dividends is reported annually to the IRS. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable tax treaty or agreement.

Backup withholding is not an additional tax. Any amount paid as backup withholding may be creditable against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement with the managers, under which we may offer and sell from time to time shares of our Class A Common Stock and shares of our Class C Capital Stock, collectively having an aggregate offering price of up to $40,000,000,000. The managers may act as agents on our behalf or purchase Shares as principals. If we sell Shares to the managers as principals, we expect to enter into a separate terms agreement with the managers, and describe the terms of the offering of those Shares in a separate prospectus supplement or pricing supplement.

Sales, if any, of Shares under the Equity Distribution Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, or through a combination of any such methods of sale. The managers may also sell our Shares by any other method permitted by law.

The Shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The maximum number of shares of Class A Common Stock and Class C Capital Stock that may be sold under the ATM Program is 80,000,000 shares in each case.

We will designate the maximum amount of Shares of each class to be sold through the managers on a daily basis or otherwise as we and the managers agree, the minimum price per Share at which such Shares may be sold and other sales parameters as we deem appropriate. Subject to the terms and conditions of the Equity Distribution Agreement, the managers will use their reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell on our behalf all of the designated Shares up to the amount specified by us. The obligations of the managers under the Equity Distribution Agreement to sell our Shares are subject to a number of conditions that we must meet. We may instruct the managers not to sell any Shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or any of the managers may suspend the offering of our Shares by notifying the other party.

The managers will provide to us written confirmation following the close of trading on The Nasdaq Global Select Market each day in which Shares are sold under the Equity Distribution Agreement. Each confirmation will include the number of Shares sold on such day, the aggregate gross sales proceeds and net proceeds to us, and the compensation payable by us to the managers with respect to such sales.

We will report at least quarterly the number of Shares sold through the managers under the Equity Distribution Agreement, the net proceeds to us (before out-of-pocket expenses) and the compensation paid by us to the managers in connection with the sales of the Shares.

We will pay the managers a commission of up to 0.5% of the gross sales price per Share sold through the managers under the Equity Distribution Agreement. We have also agreed to reimburse the managers for certain of their out-of-pocket expenses. We estimate the total expenses for the offering, excluding the managers’ commissions and expense reimbursement payable to the managers under the terms of the Equity Distribution Agreement, will be approximately $5 million.

Settlement of any sales of Shares will occur on the first trading day following the date on which such sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the managers may agree.

The offering of our Shares pursuant to this prospectus supplement will not begin until the earlier of the date that is the earlier of (x) the date that we publicly announce our earnings for the quarter ending June 30, 2026 and (y) the date that is 60 days after the date of this prospectus supplement. The offering of our Shares pursuant to the

Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all of our Shares subject to the Equity Distribution Agreement or (ii) termination of the Equity Distribution Agreement by us or by the managers as provided therein.

In connection with the sale of the Shares on our behalf, each of the managers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each of the managers may be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the managers against certain liabilities, including civil liabilities under the Securities Act.

If either any manager or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common stock under the Equity Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such manager and us.

This summary of material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

The managers and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the managers and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and out-of-pocket expenses.

In the ordinary course of their various business activities, the managers and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The managers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the Class A Common Stock and Class C Capital Stock will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters, including the validity of the Class A Common Stock and Class C Capital Stock, will be passed upon for the managers by Davis Polk & Wardwell LLP, Redwood City, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Alphabet Inc.

Debt Securities

Preferred Stock

Class A Common Stock

Class C Capital Stock

Depositary Shares

Warrants

Units

By this prospectus, Alphabet Inc. (“Alphabet” or “we”) may offer and sell from time to time the securities described in this prospectus separately or together in any combination. Specific terms, including the public offering price and our net proceeds from the sale(s) thereof, of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange. Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, underwriters and dealers, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, underwriters or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

In addition, certain selling security holders to be identified in prospectus supplements may offer and sell the securities described in this prospectus, separately or together in any combination, from time to time. Selling security holders may offer and sell their securities on terms and at the prices described in the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors ” on page 4 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus, any accompanying prospectus supplement, or any related free writing prospectus that we prepare or authorize. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information.

Unless we have indicated otherwise, references in this prospectus to “Alphabet,” “company,” “we,” “us,” “our” and similar terms refer to Alphabet Inc. and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with general information about us and the securities we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities to be offered. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus, any applicable prospectus supplement and any documents incorporated by reference therein, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference” before deciding whether to invest in the securities offered by the applicable prospectus supplement.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as, but are not limited to, “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These include, among other things, expectations regarding the growth of our business and revenues, including factors that may impact such growth, and fluctuations in our revenues and margins; statements relating to plans, expectations, and trends about our core business metrics, costs and expenses, capital expenditures, sources of funding, products and services, strategic business transactions, and other aspects of our business operations and strategies; statements regarding the global macroeconomic and regulatory environment; as well as other statements regarding our future operations, financial condition and prospects, and actual or potential risk and liability exposures. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, including in the section captioned “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in particular, the risks discussed in the sections captioned “Note About Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC. See “Where You Can Find More Information.”

“Alphabet,” “Google” and other trademarks of ours appearing in this prospectus are our property. This prospectus and the documents incorporated by reference in this prospectus contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

ALPHABET INC.

Alphabet is a collection of businesses — the largest of which is Google. We report Google in two segments, Google Services and Google Cloud, and all non-Google businesses collectively as Other Bets. Supporting these businesses, we have centralized certain AI-related research and development focused on advanced research in AI and developing the frontier models that serve our businesses, which is reported in Alphabet-level activities. Alphabet’s structure is about helping each of our businesses prosper through strong leaders and independence.

At Google, our product innovations are what make our services widely used, and our brand one of the most recognized in the world. Google Services’ core products and platforms include ads, Android, Chrome, devices, Gmail, Google Drive, Google Gemini, Google Maps, Google Photos, Google Play, Search, and YouTube, with broad and growing adoption by users around the world. We have built world-class advertising technologies for advertisers, agencies and publishers to power their digital marketing businesses. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.

Google Cloud generates revenues primarily from consumption-based fees and subscriptions for infrastructure, platform, applications, and other cloud services.

Across Alphabet, we are using technology to try and solve big problems that affect a wide variety of industries, including transportation and health technology. Alphabet’s investment in the portfolio of Other Bets includes businesses that are at various stages of development, ranging from those in the R&D phase to those that are scaling commercialization. Our goal is for them to become thriving, successful businesses. Revenues from Other Bets are generated primarily from autonomous transportation services and internet services.

Google was incorporated in California in September 1998 and re-incorporated in the State of Delaware in August 2003. In 2015, we implemented a holding company reorganization, and as a result, Alphabet became the successor registrant to our wholly-owned subsidiary, Google. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL,” respectively. We maintain a number of websites, including www.abc.xyz. The information on, or accessible through, our website is not part of this prospectus or any prospectus supplement and any internet addresses provided in this prospectus and any prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

RISK FACTORS

You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in other documents that we include or incorporate by reference into this prospectus and any related prospectus supplement.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities offered hereby for general corporate purposes, including to refinance or to repay outstanding indebtedness if so specified in the applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series.

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of an indenture, dated as of February 12, 2016, entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented from time to time (the “indenture”), which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used. The terms of the debt securities will include those set forth in the applicable indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes. In addition, we will describe in the applicable prospectus supplement, material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Book-Entry; Delivery and Settlement

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking, société anonyme (“Clearstream”). We will not issue certificated notes, except in the limited circumstances described below. Transfers of ownership interests in the global securities will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the debt securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global securities.

You, as the beneficial owner of debt securities, will not receive certificates representing ownership interests in the global securities, except in the following limited circumstances: (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and we do not appoint a successor depositary within 90 days; (2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an officer’s certificate to such effect; or (3) an event of default with respect to the debt securities will have occurred and be continuing and you request securities in certificated or definitive form. These certificated securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

DTC, Clearstream and Euroclear

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Customers”) and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate the settlement of trades between Euroclear and Clearstream. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

So long as DTC or its nominee is the registered owner and holder of the global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes under the indenture relating to the debt securities. Except as provided above, you, as the beneficial owner of interests in the global securities, will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a debt security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited.

Beneficial owners may experience delays in receiving distributions on their debt securities because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, neither we, the trustee nor any paying agent will have any responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in debt securities represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of debt securities, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of debt securities is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to

DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Events of Default

Under the terms of the indenture, each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

•	default for 30 days in the payment of any interest when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon redemption or otherwise;

•	default for 30 days in the payment of any sinking fund installment, if any, when due;

•	default in the performance, or breach, of any covenant or agreement in the indenture for 90 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable company order or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with an officer’s certificate as to our compliance with all conditions and covenants under the indenture. The indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interest of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists with respect to a series of outstanding debt securities (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and all accrued but unpaid interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.

If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee security or indemnity satisfactory to it. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless (i) you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request to the trustee to institute that proceeding, (iii) there shall have been offered to the trustee security or indemnity satisfactory to the trustee and (iv) the trustee, within 60 days following the receipt of that notice, must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

Modification and Waiver

Modification

We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

•	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•	materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security;

•

reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any past default under the indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected cannot be so waived.

Merger, Consolidation and Sale of Assets

We will not consolidate with or merge into any other entity, or sell other than for cash or lease, all or substantially all our assets to another entity, and no entity may consolidate with or merge into us, unless:

•

we will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the debt securities;

•	immediately after such consolidation, merger, sale or lease, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

•	other conditions described in the indenture are met.

Redemption and Repayment

Unless we specify otherwise in an accompanying prospectus supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at the redemption price set forth in such prospectus supplement. We will pay interest accrued on a redeemed debt security to, but not including, the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days prior to the date of redemption. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in an accompanying prospectus supplement.

Defeasance and Covenant Defeasance

The indenture provides that we may discharge all of our obligations with respect to any series of the debt securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of that series;

•

no event of default under the indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

•

we deliver to the trustee an opinion of counsel to the effect that (i) the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (ii) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the debt securities of that series and, in the case of a defeasance, this opinion is accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

Governing Law

The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The trustee under the indenture is The Bank of New York Mellon Trust Company, N.A. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the indenture. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF CAPITAL STOCK

General

We may offer shares of our Class A Common Stock, Class C Capital Stock or shares of our preferred stock. The following summary of the rights of our capital stock does not purport to be complete. This summary is subject to and qualified by the provisions of our Amended and Restated Certificate of Incorporation (“certificate of incorporation”), our Amended and Restated Bylaws (“bylaws”), the terms of our Class C Undertaking (as defined below), and certain Transfer Restriction Agreements (as described below), copies of which are incorporated herein by reference. Additionally, the Delaware General Corporation Law (“DGCL”), as amended, also affects the terms of our capital stock.

Our certificate of incorporation provides for (1) the Class A Common Stock (“Class A Common Stock”), which has one vote per share; (2) the Class B Common Stock (“Class B Common Stock”), which has 10 votes per share; and (3) the Class C Capital Stock (“Class C Capital Stock”), which has no voting rights unless otherwise required by law. Our certificate of incorporation also provides for 100,000,000 shares of preferred stock.

Our authorized capital stock consists of 300,100,000,000 shares, each with a par value of $0.001 per share, of which:

•	180,000,000,000 shares are designated as Class A Common Stock;

•	60,000,000,000 shares are designated as Class B Common Stock;

•	60,000,000,000 shares are designated as Class C Capital Stock; and

•	100,000,000 shares are designated as preferred stock.

As of March 31, 2026, there were 5,824 million shares of Class A Common Stock issued and outstanding, 836 million shares of Class B Common Stock issued and outstanding and 5,456 million shares of Class C Capital Stock issued and outstanding. At that date, there were no shares of preferred stock outstanding. All of the outstanding shares of the Company’s capital stock are fully paid and nonassessable.

Capital Stock

Voting Rights

Holders of shares of Class A Common Stock and Class B Common Stock have identical rights, except that holders of shares of Class A Common Stock are entitled to one vote per share and holders of shares of Class B Common Stock are entitled to 10 votes per share. Holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

Holders of shares of Class C Capital Stock have no voting rights, unless otherwise required by law.

The DGCL could require the holders of any of the shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock to vote separately as a single class in the following circumstances:

•

If we amended our certificate of incorporation to increase or decrease the par value of the shares of a class of stock, then the holders of the shares of that class would be required to vote separately to approve the proposed amendment.

•

If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences, or special rights of the shares of a class of stock so as to affect them adversely, then the holders of the shares of that class would be required to vote separately to approve the proposed amendment.

As permitted by the DGCL and as set forth in our certificate of incorporation, the holders of shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock do not have the right to vote separately as a single class if the number of authorized shares of such class is increased or decreased. Rather, the number of authorized shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

We have not provided for cumulative voting for the election of directors.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock will be entitled to share equally, on a per share basis, in any dividends that our board of directors may determine to issue from time to time. In the event that a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock, or rights to acquire shares of Class A Common Stock or Class B Common Stock, (1) the holders of shares of Class A Common Stock shall receive Class A Common Stock, or rights to acquire shares of Class A Common Stock, as the case may be; (2) the holders of shares of Class B Common Stock shall receive shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as the case may be; and (3) the holders of shares of Class C Capital Stock shall receive shares of Class C Capital Stock, or rights to acquire shares of Class C Capital Stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share equally in all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock. Immediately prior to the earlier of (1) any distribution of our assets in connection with a liquidation, dissolution, or winding-up, or (2) any record date established to determine the holders of our capital stock entitled to receive such distribution, each share of Class C Capital Stock shall automatically be converted into one share of Class A Common Stock.

Conversion

Shares of Class A Common Stock are not convertible into any other shares of our capital stock.

Other than in connection with a liquidation as described above, shares of Class C Capital Stock are not convertible into any other shares of our capital stock.

Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock upon written notice to our transfer agent. In addition, each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

•	Transfers between Larry Page and Sergey Brin, Google’s co-founders, subject to the requirements of the Transfer Restriction Agreements as amended (as described below).

•	Transfers for tax and estate planning purposes, including to trusts, corporations, and partnerships established or controlled by a holder of Class B Common Stock.

In addition, partnerships or limited liability companies that held more than 5% of the total outstanding shares of Class B Common Stock as of the closing of Google’s initial public offering in 2004 may distribute their shares of Class B Common Stock to their respective partners or members (who may further distribute the shares of Class B Common Stock to their respective partners or members) without triggering a conversion to shares of Class A Common Stock. Such distributions must be conducted in accordance with the ownership interests of such partners or members and the terms of any agreements binding the partnership or limited liability company.

The death of any holder of shares of Class B Common Stock who is a natural person will result in the conversion of his or her shares of Class B Common Stock, and any shares held by his or her permitted entities, into shares of Class A Common Stock. However, subject to the terms of the Transfer Restriction Agreements, either of Larry or Sergey may transfer voting control of his shares of Class B Common Stock and those held by his permitted entities to the other contingent or effective upon his death without triggering a conversion into shares of Class A Common Stock, but the shares of Class B Common Stock so transferred will convert to Class A Common Stock nine months after the death of the transferring founder.

Once transferred and converted into shares of Class A Common Stock, shares of Class B Common Stock shall not be reissued.

No class of our capital stock may be subdivided or combined unless the other classes of capital stock are concurrently subdivided or combined in the same proportion and in the same manner.

Equal Status

Except as expressly provided in our certificate of incorporation, shares of Class A Common Stock and Class B Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of Class B Common Stock, and the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of Class B Common Stock. In the event of any (1) tender or exchange offer to acquire any shares of Class A Common Stock or Class B Common Stock by any third party pursuant to an agreement to which we are a party, or (2) any tender or exchange offer by us to acquire any shares of Class A Common Stock or Class B Common Stock, the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of Class B Common Stock, and the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of Class B Common Stock.

Except as expressly provided in our certificate of incorporation, shares of Class C Capital Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects to the shares of Class A Common Stock and Class B Common Stock as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class C Capital Stock shall receive the same amount and form of consideration on a per share basis as the consideration, if any, received by holders of shares of Class A Common Stock in connection with such merger, consolidation or combination (and if holders of shares of Class A Common Stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A Common Stock, then the holders of shares of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock). In the event of any (1) tender or exchange offer to acquire any shares of Class A Common Stock or Class B Common Stock by any third party pursuant to an agreement to which we are a party, or (2) any tender or exchange offer by us to acquire any shares of Class A Common Stock or Class B Common Stock, the holders of shares of Class C Capital Stock shall receive the same amount and form of consideration on a per share basis as the consideration received by holders of shares of Class A Common Stock (and if holders of shares of Class A Common Stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such tender or exchange offer with respect to their shares of Class A Common Stock, then the holders of shares of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock).

Class C Settlement Agreement

In connection with the adjustment of Google’s capital structure by establishing the Google Class C Capital Stock, and the dividend of one share of Google Class C Capital Stock for each share of Google Class A Common Stock and Google Class B Common Stock outstanding on March 27, 2014 (the “Class C dividend”), on October 28, 2013, the Delaware Court of Chancery approved a settlement entered into by Google, the board of directors of Google and the plaintiffs in the class action litigation involving the authorization to distribute Google Class C Capital Stock captioned In Re: Google Inc. Class C Shareholder Litigation, Civil Action No. 7469-CS. The parties subsequently filed a Revised Stipulation of Compromise and Settlement with the Court, which issued an Order and Final Judgment on November 6, 2013 that fully approved the parties’ settlement agreement (the “Google Class C Settlement Agreement”). Additionally, on October 2, 2015, we entered into a Class C Undertaking pertaining to the Google Class C Settlement Agreement, pursuant to which Alphabet will undertake, with respect to the Alphabet Class A Common Stock, Class B Common Stock, Class C Capital Stock and preferred stock, to be bound by the restrictions, undertakings and all continuing obligations and to benefit from the rights of the Google Class C Settlement Agreement that are applicable to Google as if Alphabet were Google (the “Class C Undertaking”).

The terms of the Class C Undertaking require us to: (i) ensure that the Transfer Restriction Agreements (defined below) entered into by Larry, our Co-Founder and director; Sergey, our Co-Founder and director; and Eric E. Schmidt, a significant stockholder, and certain of their respective affiliates cannot be waived or amended unless such amendment or waiver is first considered and recommended by a committee of two or more of the independent directors of our board of directors who do not hold Class B Common Stock, and then approved by every member of our board of directors, excluding Larry and Sergey; (ii) ensure that any waiver or amendment of the Transfer Restriction Agreements will be publicly disclosed at least 30 days before such waiver or amendment takes effect on a Form 8-K, Form 10-Q or Form 10-K; (iii) effective for three years from the Class C Capital Stock dividend payment date, prior to issuing more than 10 million shares of Class C Capital Stock as consideration in an acquisition or other business combination (excluding assumptions or conversions of equity for employees of acquired or combined companies), have our independent directors consider the effects of issuing such shares on our holders of Class A Common Stock and upon the company as a whole; and (iv) when the aggregate voting power of Larry and Sergey falls below 15% of the cumulative voting power of all our shareholders, have our board of directors consider in good faith whether it is no longer in our best interests to maintain a class of nonvoting stock and, if it so determines, take steps to cause the Class C Capital Stock to convert into Class A Common Stock.

Transfer Restriction Agreements

On October 2, 2015, we entered into a transfer restriction agreement with each of Larry, Sergey, Eric and certain of their respective affiliates (collectively, the “Transfer Restriction Agreements”). On December 31, 2021, we entered into a joinder to Sergey’s transfer restriction agreement with certain of his other affiliates. The Transfer Restriction Agreements are intended to limit the ability of Larry, Sergey, and Eric to sell their Alphabet stock in a manner that does not reduce their voting power. Under the Transfer Restriction Agreements, the parties are bound, without any modification, by the same restrictions, undertakings and obligations that are imposed under the transfer restriction agreements, related joinders and other documentation entered into with Google on March 25, 2014 in connection with the Google Class C Settlement Agreement (the “Google Transfer Restriction Agreements”).

Pursuant to the Transfer Restriction Agreements, none of Larry, Sergey, Eric, or certain of their respective affiliates that are party to the agreements (generally, trusts and other estate planning vehicles through which

Larry, Sergey, and Eric hold all or a portion of their shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock) may sell, assign, transfer, convey or hypothecate any shares of Class C Capital Stock if, as a result of such sale, transfer, conveyance or hypothecation, they, together with certain of their respective affiliates, would own more shares of Class B Common Stock than shares of Class C Capital Stock. If at any time either Larry, Sergey, or Eric, in each case together with certain of his respective affiliates, owns more shares of Class B Common Stock than shares of Class C Capital Stock, then Larry, Sergey, or Eric, as the case may be, and his respective affiliates, will be deemed to have automatically converted that number of shares of Class B Common Stock into shares of Class A Common Stock such that after such conversion he and his affiliates own an equal number of shares of Class B Common Stock as he and his affiliates own of shares of Class C Capital Stock. The required maximum ratio of shares of Class B Common Stock to shares of Class C Capital Stock owned by Larry, Sergey and Eric is subject to adjustment in connection with certain dividends, stock splits, distributions or recapitalizations.

Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class B Common Stock to their affiliates as permitted by the terms of our certificate of incorporation only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B Common Stock equal to or less than the number of shares of Class C Capital Stock that he and his affiliates own. Additionally, Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class C Capital Stock to their affiliates only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B Common Stock equal to or less than the number of shares of Class C Capital Stock that he and his affiliates own. However, each of Larry and his affiliates that are party to his Transfer Restriction Agreement and Sergey and his affiliates that are party to his Transfer Restriction Agreement may not transfer shares of Class B Common Stock to another person in a transfer that does not result in the automatic conversion of such shares of Class B Common Stock into Class A Common Stock pursuant to the terms of the certificate of incorporation unless Larry or Sergey, as the case may be, and his respective affiliates, transfer, in the same manner and to the same extent, an equal number of shares of Class C Capital Stock to the transferee.

In the event of (1) any merger, consolidation, or other business combination requiring the approval of the holders of our capital stock (whether or not Alphabet is the surviving entity), or the acquisition of all or substantially all of our assets, (2) any tender or exchange offer by any third party to acquire a majority of the shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, or (3) any tender or exchange offer by us to acquire any shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock, none of Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may sell, transfer or exchange, directly or indirectly, any shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock in connection with such transaction or in a related transaction for (a) with respect to their shares of Class A Common Stock or Class B Common Stock, an amount per share greater than the holders of shares of Class A Common Stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class A Common Stock would receive, or may elect to receive, in such transaction; or (b) with respect to their shares of Class C Capital Stock, an amount per share greater than the holders of shares of Class C Capital Stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class C Capital Stock would receive, or may elect to receive, in such transaction (the “Founder Equal Treatment Provision”).

With respect to Larry, Sergey, and certain of their respective affiliates, the applicable Transfer Restriction Agreements generally terminate when they collectively hold less than 34% of our total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

With respect to Eric and certain of his affiliates, the applicable Transfer Restriction Agreement generally terminates when they collectively hold less than 2% of our total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

As required under the terms of the Class C Settlement Agreement, the Transfer Restriction Agreements may only be amended or waived if such amendment or waiver is (i) first considered and recommended by a committee of two or more independent directors of our board of directors who do not hold Class B Common Stock and (ii) then approved by every member of our board of directors, excluding Larry and Sergey. Any Transfer Restriction Agreement amendment or waiver will be publicly disclosed by Alphabet on a Form 8-K, Form 10-Q or Form 10-K at least 30 days before such amendment or waiver takes effect.

Preferred Stock

We are authorized to issue, without approval by our stockholders, up to a total of 100,000,000 shares of preferred stock in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers, and other rights, and any qualifications, limitations or restrictions of the shares of a series of preferred stock. Our board of directors could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of Class A Common Stock, Class B Common Stock, and Class C Capital Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Alphabet and might harm the market price of our Class A Common Stock or Class C Capital Stock.

The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

•	the number of shares of the preferred stock being offered;

•	the title and liquidation preference per share of the preferred stock;

•	the purchase price of the preferred stock;

•	the dividend rate or method for determining the dividend rate;

•	the dates on which dividends will be paid;

•	whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions applicable to the preferred stock;

•	any securities exchange on which the preferred stock may be listed; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the related prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by our board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related prospectus supplement. If our board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and of Delaware Law

Certain provisions of our certificate of incorporation and bylaws and of the DGCL could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. In particular, our capital structure concentrates ownership of our voting stock in the hands of Larry, Sergey, and Eric. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A Common Stock or Class C Capital Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Three Classes of Stock

As discussed above, our Class B Common Stock has 10 votes per share, while our Class A Common Stock has one vote per share and our Class C Capital Stock has no voting rights (unless otherwise required by law). As a result of their ownership of a substantial portion of our Class B Common Stock, Larry and Sergey currently have the ability to elect all of our directors and to determine the outcome of most matters submitted for a vote of our stockholders. This concentrated voting control could discourage others from initiating any potential merger, takeover, or other change of control transaction that other stockholders may view as beneficial.

Because the Class C Capital Stock has no voting rights (except as required by law), the issuance of Class C Capital Stock will not result in voting dilution to the holders of shares of Class A Common Stock or Class B Common Stock. As a result, the issuance of Class C Capital Stock could prolong the duration of Larry and Sergey’s current relative ownership of our voting power and their ability to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders.

So long as Larry and Sergey have the ability to determine the outcome of most matters submitted to a vote of our stockholders, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors. As a result, our three classes of stock may have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace our directors and management.

Special Approval for Change in Control Transactions

In the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of our voting securities representing more than 2% of our outstanding shares at the time of issuance and that results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

•	a majority of the voting power of our outstanding capital stock; and

•	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

Limits on Ability of Stockholders to Act by Written Consent

We have provided in our certificate of incorporation and bylaws that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, no stockholder, regardless of how large its holdings of our stock are, would be able to amend our bylaws or remove directors without holding a stockholders meeting.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring or preventing hostile takeovers or delaying or preventing changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who owns 15% or more of a corporation’s outstanding voting securities or is an affiliate or associate of the corporation and, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities, and affiliates and associates of such person. The existence of this provision may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of capital stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078. Overnight correspondence should be sent to: Computershare Trust Company, N.A., 150 Royall Street, Suite 101 Canton, Massachusetts 02021.

Listing

Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively. Our Class B Common Stock is not listed on any stock market or exchange.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may offer depositary receipts representing interests, which are called depositary shares, in shares of our Class A Common Stock, Class C Capital Stock or of any series of preferred stock. If we do so, we will deposit the securities which are the subject of such depositary shares with a depositary, which would hold that Class A Common Stock, Class C Capital Stock or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that Class A Common Stock, Class C Capital Stock or preferred stock.

We have summarized below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the prospectus supplement relating to any particular depositary shares will contain additional information which may update or change some of the information below.

Dividends and Other Distributions.

Each time we pay a cash dividend or make any other type of cash distribution with regard to the Class A Common Stock, Class C Capital Stock or preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to Class A Common Stock or Class C Capital Stock or that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock.

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of Class A Common Stock, Class C Capital Stock or applicable series of preferred stock, and all money and/or other property represented thereby.

Redemption of Depositary Shares.

Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting.

Any time we send a notice of meeting or other materials relating to a meeting to the holders of Class A Common Stock, Class C Capital Stock or a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. To the extent holders of the applicable depositary shares have voting rights, the depositary will solicit voting instructions from such holders and will vote or not vote the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions.

Upon our voluntary or involuntary liquidation, winding-up or dissolution, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of Class A Common Stock, Class C Capital Stock or of the series of preferred stock which is represented by the depositary share.

Conversion.

If shares of a series of preferred stock are convertible into Class A Common Stock, Class C Capital Stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of Class A Common Stock, Class C Capital Stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement.

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights, preferences, privileges or voting powers of any holder of the applicable depositary shares must be approved by holders of at least a majority of the then outstanding depositary shares. Without the consent of each holder of the outstanding depositary shares affected, no amendment will impair the right, subject to certain requirements set forth in the deposit agreement, of any holder of depositary shares to surrender any depositary receipts evidencing such depositary shares to receive the Class A Common Stock, Class C Capital Stock or preferred stock and all money and/or other property represented thereby. Upon termination of a deposit agreement, the depositary will make the shares of Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares to which it relates have been cancelled, redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued pursuant to the deposit agreement upon our liquidation, winding-up or dissolution.

Miscellaneous.

There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

General

We may offer warrants, including warrants to purchase debt securities, preferred stock, Class A Common Stock, Class C Capital Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), as well as other types of warrants. We may offer warrants independently or together with other securities offered under this prospectus, and they may be attached to or separate from those securities. We will issue the warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants we offer.

The following is a summary of certain general terms and provisions of the warrants, but they are not complete and are subject to, and are qualified in their entirety by reference to, the warrant agreement and the warrant certificate relating to the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus is a part, either by an amendment to the registration statement or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents. You should read the summary below, the applicable prospectus supplement and the provisions of the warrant agreement and the warrant certificate before investing in our warrants.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

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the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

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the securities, which may include preferred stock, Class A Common Stock, Class C Capital Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

•	the aggregate number of the warrants;

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the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

We may offer units consisting of one or more shares of Class A Common Stock, shares of Class C Capital Stock, shares of preferred stock, depositary shares and warrants or any combination of such securities. We will describe in the applicable prospectus supplement the following terms of any units:

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the terms of the units and of any of the Class A Common Stock, Class C Capital Stock, preferred stock, depositary shares and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. To the extent that we make sales to or through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at the market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Security Holders

Selling security holders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. The applicable prospectus supplement will identify the selling security holders, the terms of the securities and any material relationships we have with the selling security holders. Selling security holders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in a prospectus supplement, the selling security holders will receive all the proceeds from the sale of the securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our legal counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	Alphabet’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 5, 2026;

•	Alphabet’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed on April 30, 2026;

•	the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed on April 24, 2026;

•	Alphabet’s Current Reports on Form 8-K filed on February 13, 2026, March 6, 2026, April 2, 2026, April 10, 2026, May 11, 2026 and May 21, 2026; and

•	the descriptions of our Class A Common Stock and Class C Capital Stock contained on Form 8-K12B, filed with the SEC on October 2, 2015 pursuant to Section 12(b) of the Exchange Act.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

Alphabet Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

Email: investor-relations@abc.xyz

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is also available at our website at www.abc.xyz/investor. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement and any internet addresses provided in this prospectus and any prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act relating to the securities to be offered. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Whenever a reference is made in this prospectus to such document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the document. Each such statement is qualified in its entirety by such reference.

Up to $40,000,000,000

Alphabet Inc.

Class A Common Stock

Class C Capital Stock

PROSPECTUS SUPPLEMENT

Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

June 1, 2026